MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS & ADVISORS
PCAOB REGISTERED

February 12, 2009

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Moore & Associates, Chartered was previously principal auditor for Global Peopleline Telecom Inc.; f.k.a. China Mobility Solutions, Inc. (the "Company").  Effective February 6, 2009, we resigned from the Company as principal auditor.  We have read the Company's statements included its Form 8-K/A dated February 9, 2009, and we agree with such statements contained therein.

Sincerely,

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered
February 12, 2009

6490 West Desert Inn Rd, Las Vegas, NV 89128 (702)253-7511 Fax: (702)253-7501